Exhibit 5.1

FOLEY & LARDNER LLP
ATTORNEYS AT LAW

ONE INDEPENDENT DRIVE, SUITE 1300
JACKSONVILLE, FLORIDA 32202-5017
P. O. BOX 240
JACKSONVILLE, FLORIDA 32201-0240
904.359.2000 TEL
June 26, 2009	904.359.8700 FAX
www.foley.com

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

Re:	Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Stein Mart, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Stein Mart, Inc. (the “Company”), under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of common stock, par value $0.01 (the “Shares”), issuable pursuant to the Stein Mart Employee Stock Purchase Plan, as amended (the “Plan”). The common stock issuable pursuant to the Plan is referred to herein as the “Shares.”

We have examined and are familiar with the following:

A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

B. Bylaws, as amended, of the Company;

C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption and amendment of the Plan; and

D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

Based on the foregoing, it is our opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ FOLEY & LARDNER LLP

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C.